Exhibit 10.3
Award No. «Number»

RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE GUESS?, INC.
2004 EQUITY INCENTIVE PLAN

    This RESTRICTED STOCK UNIT AWARD AGREEMENT, dated as of the [DATE] (the “Award Agreement”), is entered into by and between Guess?, Inc., a Delaware corporation (the “Company”), and [«Name» «Last_Name»] (the “Grantee”).

    WHEREAS, the Grantee is currently a non-employee director (“Eligible Director”) of the Company and pursuant to the Guess?, Inc. 2004 Equity Incentive Plan, as amended and restated (the “Plan”), and upon the terms and conditions set forth in the Plan and this Award Agreement, the Company grants to the Grantee a restricted stock unit award (the “Award”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan.

    NOW, THEREFORE, in consideration of services rendered and to be rendered by the Grantee, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties hereto agree as follows:

1.Grant. Subject to the terms of the Plan and this Award Agreement, the Company hereby grants to the Grantee, effective as of [DATE] (the “Date of Grant”), an Award with respect to an aggregate of [«Shares»] stock units (subject to adjustment as provided in Section 16 of the Plan) (the “Stock Units”). As used herein, the term “Stock Unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Common Stock solely for purposes of the Plan and this Award Agreement. The Stock Units shall be used solely as a device for the determination of the the number of shares of Common Stock to eventually be delivered to the Grantee if such Stock Units vest pursuant to Section 2. The Stock Units shall not be treated as property or as a trust fund of any kind.
2.Vesting. Subject to Section 7 below, the Award shall become vested as to 100% of the Stock Units subject to the Award upon the first to occur of (a) the first anniversary of the Date of Grant, (b) immediately prior to the Company’s Annual Shareholders Meeting that occurs in the calendar year following the calendar year of the Date of Grant, or (c) the occurrence of a Change in Control, provided that Grantee has been continuously engaged as an Eligible Director from the Date of Grant through the first to occur of such dates.
3.Continuance of Service Required. The vesting schedule requires continued service through the applicable vesting date as a condition to the vesting of the rights and benefits under this Award Agreement. Partial service, even if substantial, during the vesting period will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of service as provided in Section 7 below or under the Plan, except as otherwise expressly provided in the Plan.
4.Restrictions on Transfer. Prior to the time that they have become vested pursuant to Section 2 hereof, neither the Stock Units, nor any interest therein or amount or shares payable in respect thereof, may be sold, assigned, transferred, pledged or otherwise hypothecated, disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Company or (b) transfers by will or the laws of descent and distribution.
5.Voting; Dividends.
(a)    Limitations on Rights Associated with Units. The Grantee shall have no rights as a shareholder of the Company, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Grantee. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such shares.
(b)    Dividend Equivalent Rights Distributions. As of any date that the Company pays a cash dividend on its Common Stock, the Company shall credit the Grantee with an amount equal to (i) the per-share cash dividend paid by the Company on its Common Stock on such date, multiplied by (ii) the total number of Stock Units (with such total number adjusted pursuant to Section 16 of the Plan) subject to the Award as of the related dividend payment record date. Any amount credited pursuant to the foregoing provisions of this Section 5(b) shall be payable to the Grantee in cash, subject to the same vesting, timing of payment and other terms, conditions and restrictions as the original Stock Units to which such amount relates. No crediting of dividend equivalents shall be made pursuant to this Section 5(b) with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 6 or terminated pursuant to Section 7.
6.Timing and Manner of Payment of Stock Units. On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to Section 2 hereof (and in all events not later than two and one-half months after the applicable vesting date), the Company shall deliver to the Grantee a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to this Award that vested on the applicable vesting date, unless such Stock Units terminate prior to the given vesting date pursuant to Section 7. The Company’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Grantee or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Company any representations or other documents or assurances as the Company may deem necessary or reasonably desirable to ensure compliance with all applicable legal and regulatory requirements. The Grantee shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 7.
7.Effect of a Termination of Service. Except as expressly provided in Section 2, if the Grantee ceases to be a member of the Board for any reason, the Stock Units shall terminate to the extent such units have not become vested prior to the first date the Grantee is no longer a member of the Board. If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination ate date without payment of any consideration by the Company and without any other action by the Grantee, or the Grantee’s beneficiary or personal representative, as the case may be.

8.Notices. Any notice required or permitted under this Award Agreement shall be deemed given when personally delivered, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Grantee either at the address in the records of the Company or such other address as may be designated by Grantee in writing to the Company; or to the Company, Attention: Secretary, 1444 South Alameda Street, Los Angeles, California 90021, or such other address as the Company may designate in writing to the Grantee.
9.Failure to Enforce Not a Waiver. The failure of the Company or the Grantee to enforce at any time any provision of this Award Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
10.Governing Law. This Award Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to Delaware or other laws that might cause other law to govern under applicable principles of conflicts of law. For purposes of litigating any dispute that arises under this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Los Angeles County, or the federal courts for the United States for the Central District of California, and no other courts, where this Award Agreement is made and/or to be performed.
11.Amendments. The Plan may be amended pursuant to Section 18 of the Plan. This Award Agreement may be amended by the Board or the Committee from time to time. Any such amendment must be in writing and signed by the Company. Any such amendment that materially and adversely affects the Grantee’s rights under this Award Agreement requires the consent of the Grantee in order to be effective with respect to the Award.
12.No Right to Re-Election. Neither the grant of the Award nor the execution of this Award Agreement shall interfere in any way with the right of the Company to terminate its relationship with the Grantee at any time.
13.Code Section 409A. It is intended that any amounts payable under this Award Agreement shall either be exempt from or comply with Section 409A of the Code (including the Treasury regulations and other published guidance relating thereto) (“Code Section 409A”) so as not to subject the Grantee to payment of any additional tax, penalty or interest imposed under Code Section 409A. The provisions of this Award Agreement shall be construed and interpreted to avoid the imputation of any such additional tax, penalty or interest under Code Section 409A yet preserve (to the nearest extent reasonably possible) the intended benefit payable to the Grantee.
14.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15.Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
16.Committee’s Powers. No provision contained in this Award Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to the extent delegated, in its delegate pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Stock Units.
17.No Restriction on Right of Company to Effect Corporate Changes; Adjustments Upon Specified Events. Neither the grant of the Award, the Plan nor this Award Agreement shall affect or restrict in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.
Upon the occurrence of certain events relating to the Company’s Common Stock contemplated by Section 16(b) of the Plan, the Committee will make adjustments, if appropriate, in the number of Stock Units and the number and kind of securities subject to the Award.
18.Entire Agreement. This Award Agreement and the Plan set forth the entire agreement and understanding between the parties hereto with respect to the matters covered herein, and supersede any prior agreements and understandings concerning such matters. This Award Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Award Agreement. This Award Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Company.
19.Plan. The Award and all rights of the Grantee under this Award Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Grantee agrees to be bound by the terms of the Plan and this Award Agreement. The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board so conferred by appropriate action of the Board under the Plan after the date hereof. Except as specifically provided in this Award Agreement, in the event of any conflict or inconsistency between the Plan and this Award Agreement, the Plan shall govern.

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Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed on its behalf by a duly authorized officer and the Grantee has hereunto set his or her hand as of the date and year first above written.
GUESS?, INC.,
a Delaware corporation

By:

Print Name:

Its:

GRANTEE

Signature

[«Name» «Last_Name»]
Print Name

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